QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

For Immediate Release

American Power Conversion Announces First Quarter 2003 Financial Results

        WEST KINGSTON, R.I.—May 1, 2003—American Power Conversion Corporation (Nasdaq:APCC) (APC) today reported financial results for the first quarter ended March 30, 2003.

        Revenue for the first quarter 2003 was $309.0 million, an increase of 4 percent from $296.7 million reported in the first quarter 2002. Net income for the first quarter 2003 was $30.0 million or $0.15 per share versus a net loss of $17.9 million or a net loss per share of $0.09 per share in the first quarter 2002. Net income for the first quarter 2002 includes after-tax charges of $39.7 million or $0.20 per share associated with goodwill impairment in accordance with SFAS No. 142 and downsizing actions, including employment terminations, facilities closings and related asset impairment. Excluding these charges, non-GAAP net income for the first quarter of 2002 was $21.8 million or $0.11 per share resulting in year-over-year net income growth of 38 percent for the first quarter 2003.

        "APC continues to report strong financial results in what remains a very challenging spending environment for information technology (IT) products," said Rodger B. Dowdell, Jr., APC's president and CEO. "These results support the fact that our products are resonating with customers who require high quality, high availability and low total cost of ownership solutions. APC's financial strength, including solid revenue growth and strong operating profit, allowed us to remain invested in the development of innovative products and programs while growing earnings at the same time. This strength helps to set APC apart from the rest of our industry and provides customers with a pipeline of compelling offerings at increasingly compelling price points.

        "For example, during the first quarter we introduced several exciting new products that have already garnered award recognition," continued Dowdell. "For the mobile professional who must remain productive while on the go, we rolled out the APC TravelPower(TM) Case. This product is a new laptop bag that helps ensure mobile devices such as notebook computers, handhelds and cellular phones are constantly charged and ready to use. For the data center customer struggling with ever-changing demands and tight capital spending budgets, we expanded on our award-winning PowerStruXure(TM) architecture with the introduction of InfraStruXure(TM). InfraStruXure goes beyond power to integrate the rack, cooling, power, management, and services into an open, adaptable and integrated solution. Both introductions exemplify true innovation that is quickly gaining recognition within the vast and diverse markets we address."

        The Company's small systems business, which provides power protection, uninterruptible power supply (UPS) and management products for the PC, server and networking markets, represented approximately 79 percent of revenue in the first quarter. First quarter revenue for the segment was flat year-over-year and down 18 percent sequentially. The large systems segment, consisting primarily of 3-phase UPS, DC-power systems and precision cooling products for data centers, facilities and communication applications, represented approximately 15 percent of revenue in the first quarter. Large systems segment revenue in the first quarter grew 19 percent year-over-year and 1 percent sequentially. Finally, the "Other" segment, which is comprised of various accessory products, made up 6 percent of total revenue in the first quarter. The Other segment grew 38 percent year-over-year and 29 percent sequentially.

        The Americas (North and Latin America) represented 49 percent of first quarter revenue and was down 10 percent year-over-year. Sequentially, revenue in the Americas was down 15 percent. First quarter revenue in Europe, the Middle East and Africa (EMEA) was 32 percent of total APC quarterly revenue and was up 34 percent year-over-year and down 19 percent sequentially. Finally, first quarter revenue in Asia comprised 19 percent of total company revenue and was up 7 percent year-over-year and was flat sequentially. On a constant currency basis, EMEA revenue in the first quarter was up 19 percent year-over-year and down 22 percent sequentially. First quarter revenue from Asia on a constant currency basis was flat year-over-year and down 2 percent sequentially.

  Business Outlook

        "To date in the second quarter we are experiencing sequential revenue growth consistent with quarterly historical trends despite a challenging global macro-economic and IT industry demand environment," explained Dowdell. "We plan to leverage our financial strength to continue investing in the development of industry-leading technology along with sales, marketing and pricing programs to help our customers identify new and better ways to address constantly changing availability needs."

  Non-GAAP Results

        The Company believes that the non-GAAP results, i.e., results excluding charges, described in this release for the first quarter 2002, are useful for an understanding of its ongoing operations because GAAP (generally accepted accounting principles) results include financial results that are not expected to be part of the Company's ongoing business. Specifically, the charges taken in the first quarter 2002 associated with restructuring activities and SFAS No. 142 were not repeated in the first quarter 2003. The Company cautions that non-GAAP results are not intended as a substitute for GAAP results. A comparison and reconciliation from non-GAAP to GAAP results is included in the financial statements accompanying this release.

  Conference Call and Webcast

        In conjunction with today's earnings announcement, APC management is hosting a conference call to discuss the Company's results as well as current expectations regarding future performance. This conference call will be held today, May 1, at 5:00 PM Eastern time and will be available live and archived, in its entirety, to the public via the Company's Web site at www.apc.com/corporate/investor/ or live by dialing 719-457-2657. A replay will be accessible via telephone at approximately 8:00 PM on May 1 by dialing 719-457-0820 and entering the access code 443792 and will continue through May 8 at midnight Eastern Time.

  Safe Harbor Provision

        This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All statements in this press release that do not describe historical facts, such as statements concerning the Company's future plans or prospects and those contained in the "Business Outlook" section of the press release, are forward-looking statements. All forward-looking statements are not guarantees and are subject to risks and uncertainties that could cause actual results to differ from those projected. The factors that could cause actual results to differ materially include the following: costs incurred by the Company for the recent product recall are greater than or less than currently anticipated; impact on order management and fulfillment, financial reporting and supply chain management processes as a result of the Company's reliance on a variety of computer systems, including Oracle 11i which was implemented in the first quarter 2001; the effect on our business, our suppliers, our customers, or the economy resulting from travel, supply-chain or general business disruptions from Severe Acute Respiratory Syndrome (SARS); the impact on demand, component availability and pricing, and logistics, and the disruption of Asian manufacturing operations that result from labor disputes, war, acts of terrorism or political instability; ramp up, expansion and rationalization of global manufacturing capacity; the discovery of a latent defect in any of the Company's products; the Company's ability to effectively align operating expenses and production capacity with the current demand environment; general worldwide economic conditions, and, in particular, the possibility that the PC and related markets decline more dramatically than currently anticipated; growth rates in the power protection industry and related industries, including but not limited to the PC, server, networking, telecommunications and enterprise hardware industries; competitive factors and pricing pressures; product mix changes and the potential negative impact on gross margins from such changes; changes in the seasonality of demand patterns; inventory risks due to shifts in market demand; component constraints, shortages and quality; risk of nonpayment of accounts receivable; the uncertainty of the litigation process including risk of an unexpected, unfavorable result of current or future litigation; and the risks described from time to time in the Company's filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

  About American Power Conversion

        Founded in 1981, American Power Conversion (Nasdaq: APCC) (APC) is a leading provider of global, end-to-end infrastructure availability solutions. APC's comprehensive products and services offering, which is designed for both home and corporate environments, improves the availability, manageability and performance of sensitive electronic, network, communication and industrial equipment of all sizes. APC, which is headquartered in West Kingston, Rhode Island, reported sales of $1.3 billion for the year ended December 31, 2002 and is a Fortune 1000, Nasdaq 100 and S&P 500 Company.

        All trademarks are the property of their owners. Additional information about APC and its global end-to-end solutions can be found at www.apc.com or by calling 800-877-4080.

# # #

For more information contact:

Donald Muir, chief financial officer, 401-789-5735, ext. 2105
Deborah Hancock, director, investor relations, 401-789-5735, ext. 2994 or
Debbie.hancock@apcc.com

AMERICAN POWER CONVERSION CORPORATION & SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
IN THOUSANDS
(UNAUDITED)

	MARCH 30, 2003	DECEMBER 31, 2002
CURRENT ASSETS
CASH AND CASH EQUIVALENTS	$237,715	$209,322
SHORT TERM INVESTMENTS	394,260	430,986
ACCOUNTS RECEIVABLE, NET	236,546	237,079
INVENTORIES	351,993	319,971
PREPAID EXPENSES AND OTHER CURRENT ASSETS	27,093	24,545
ASSETS HELD-FOR-SALE	3,033	3,033
DEFERRED INCOME TAXES	48,506	51,606
TOTAL CURRENT ASSETS	1,299,146	1,276,542
PROPERTY, PLANT & EQUIPMENT	372,782	370,167
LESS: ACCUMULATED DEPRECIATION AND AMORTIZATION	203,380	195,239
NET PROPERTY, PLANT & EQUIPMENT	169,402	174,928
LONG TERM INVESTMENTS	53,022	56,293
GOODWILL	6,679	6,679
OTHER INTANGIBLES, NET	58,292	61,257
DEFERRED INCOME TAXES	25,774	26,354
OTHER ASSETS	2,397	2,527
TOTAL ASSETS	$1,614,712	$1,604,580
CURRENT LIABILITIES
ACCOUNTS PAYABLE	$95,610	$99,983
ACCRUED EXPENSES	122,486	132,053
INCOME TAXES PAYABLE	35,778	45,404
TOTAL CURRENT LIABILITIES	253,874	277,440
DEFERRED TAX LIABILITY	14,855	15,088
TOTAL LIABILITIES	268,729	292,528
SHAREHOLDERS' EQUITY
COMMON STOCK	1,968	1,965
ADDITIONAL PAID-IN CAPITAL	134,330	131,827
RETAINED EARNINGS	1,211,542	1,181,563
TREASURY STOCK	(1,551)	(1,551)
ACCUMULATED OTHER COMPREHENSIVE LOSS	(306)	(1,752)
TOTAL SHAREHOLDERS' EQUITY	1,345,983	1,312,052
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,614,712	$1,604,580

Note: The data reported above are based on an unaudited balance sheet, but include all adjustments that the Company considers necessary for a fair presentation of financial condition for this period.

AMERICAN POWER CONVERSION CORPORATION & SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
IN THOUSANDS EXCEPT PER SHARE AMOUNTS
(UNAUDITED)

	FOR THE THREE MONTHS ENDED
	MARCH 30, 2003	MARCH 31, 2002
NET SALES	$308,975	$296,712
COST OF GOODS SOLD	183,061	194,411
GROSS PROFIT	125,914	102,301
MARKETING, SELLING, GENERAL AND ADMINISTRATIVE	72,380	66,152
RESEARCH AND DEVELOPMENT	14,520	14,801
TOTAL OPERATING EXPENSES	86,900	80,953
OPERATING INCOME	39,014	21,348
OTHER INCOME, NET	2,508	1,831
EARNINGS BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	41,522	23,179
INCOME TAXES	11,543	6,606
EARNINGS BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	29,979	16,573
CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF TAX	—	34,500
NET INCOME (LOSS)	$29,979	$(17,927)
DILUTED EARNINGS PER SHARE:
EARNINGS PER SHARE BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	$0.15	$0.08
CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF TAX	—	0.17
NET EARNINGS (LOSS) PER SHARE	$0.15	$(0.09)
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	199,765	195,828

Note: The data reported above are based on unaudited statements of income, but include all adjustments that the Company considers necessary for a fair presentation of results for these periods.

Net income for the first quarter of 2002 includes after-tax charges of $39.7 million or $0.20 per share associated with goodwill impairment in accordance with SFAS No. 142 and downsizing actions, including employment terminations, facilities closings and related asset impairment. Excluding these charges, net income for the first quarter of 2002 was $21.8 million or $0.11 per share.

AMERICAN POWER CONVERSION CORPORATION & SUBSIDIARIES
CONSOLIDATED GAAP VS. NON-GAAP STATEMENTS OF INCOME
IN THOUSANDS EXCEPT PER SHARE AMOUNTS
(UNAUDITED)

	FOR THE THREE MONTHS ENDED
	MARCH 31, 2002	MARCH 31, 2002
	GAAP	Non-GAAP
NET SALES	$296,712	$296,712
COST OF GOODS SOLD	194,411	189,636
GROSS PROFIT	102,301	107,076
MARKETING, SELLING, GENERAL AND ADMINISTRATIVE	66,152	63,661
RESEARCH AND DEVELOPMENT	14,801	14,801
TOTAL OPERATING EXPENSES	80,953	78,462
OPERATING INCOME	21,348	28,614
OTHER INCOME, NET	1,831	1,831
EARNINGS BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	23,179	30,445
INCOME TAXES	6,606	8,677
EARNINGS BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	16,573	21,768
CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF TAX	34,500	—
NET INCOME (LOSS)	$(17,927)	$21,768
DILUTED EARNINGS PER SHARE:
EARNINGS PER SHARE BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	$0.08	$0.11
CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF TAX	0.17	—
NET EARNINGS (LOSS) PER SHARE	$(0.09)	$0.11
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	195,828	197,388

The following table details a reconciliation from non-GAAP amounts to U.S. GAAP and effects of these items:

	FOR THE THREE MONTHS ENDED MARCH 31, 2002
	Pretax	Net of Tax	Per Diluted Share
Income, excluding charges	$30,445	$21,768	$0.11
Less charges:
Goodwill impairment (SFAS 142)	49,959	34,500	0.17
Restructuring in COGS	4,775	3,414	0.02
Restructuring in SG&A	2,491	1,781	0.01
Loss, including charges	$(26,780)	$(17,927)	$(0.09)

QuickLinks

American Power Conversion Announces First Quarter 2003 Financial Results
AMERICAN POWER CONVERSION CORPORATION & SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS IN THOUSANDS (UNAUDITED)
AMERICAN POWER CONVERSION CORPORATION & SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF INCOME IN THOUSANDS EXCEPT PER SHARE AMOUNTS (UNAUDITED)
AMERICAN POWER CONVERSION CORPORATION & SUBSIDIARIES CONSOLIDATED GAAP VS. NON-GAAP STATEMENTS OF INCOME IN THOUSANDS EXCEPT PER SHARE AMOUNTS (UNAUDITED)